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November 1, 1994




Mr. Richard R. Conte
Chairman and Chief Executive Officer
RYMAC Mortgage Investment Corporation


         Re:  Possible Acquisition of RYMAC Mortgage Investment
              Corporation (the "Company") by third party


Dear Mr. Conte:

         As you know, the Board of Directors of the Company (the "Board") has authorized the officers of the Company to seek business alternatives to the business currently conducted by the Company, including potential business combinations with third parties (a "Business Combination"). The Board recognizes that your continued employment by the Company or any successor thereto cannot be assured in the event a Business Combination is effectuated between the Company and a third party. The Board therefore agrees, on behalf of the Company, in order to induce you to remain in the Company's employ, that in the event a Business Combination is effected by the Company with any party, you shall be entitled to continue to receive your salary at the annual rate than in effect for a period of one year from the date of such Business Combination. Such salary shall be paid monthly in arrears and shall be reduced by the amount of any salary received by you as a result of subsequent employment, whether with the Company, any successor thereto, or any third party.

         To the extent that such Business Combination does not create or result in a successor to the obligations of the Company hereunder, the Company shall cause to be created prior to the date of such Business Combination arrangements satisfactory to ensure the payment of the amounts referred to above.

         To the extent that as of the first anniversary of such Business Combination the sum of (i) amounts paid to you hereunder and (ii) amounts paid to you as compensation as a result of subsequent employment exceed the amount of your annual salary as in effect at the date of such Business Combination, you agree that you will remit the amount of such excess (provided that no


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such repayment shall exceed the amounts paid to you pursuant to the foregoing clause (i)) to such entity as may be specified by the Board at the date of such Business Combination.

                           Yours truly,

                           RYMAC Mortgage Investment Corporation

                           By:  /s/ James C. Chaplin IV
                                ------------------------------------
                                James C. Chaplin IV
                                Director, Chairman of Compensation Committee

                           By:  /s/ Richard R. Conte
                                ------------------------------------
                                Richard R. Conte
                                Chairman and Chief Executive Officer

Agreed and accepted:

/s/ Richard R. Conte
-----------------------
Richard R. Conte
Chairman and Chief Executive Officer


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